Exhibit 10.4

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 1, 2024, by and between Advanced Voice Recognition Systems, Inc. a Nevada corporation ("Buyer"), and Rivulet Media, Inc., a Delaware corporation ("Seller” or “Company"). Individually a Party and collectively the Parties.

A.Seller is a producer and distributor  of films entertainment products (the "Business").

B.Seller desires to sell, assign, convey and hypothecate to Buyer, and Buyer desires to purchase and assume from Seller, those certain assets, rights and obligations of Seller described herein related to the Business on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Sale and Transfer of Assets.

1.1Assets.

(a)Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined) Seller, to be delivered pursuant to Section 1.3, shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, the assets listed on Schedule 1.1(a) (the "Acquired Assets").

(b) Excluded Assets. Not applicable

1.2Assumption of Certain Liabilities. None

              1.3Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date to be designated by Parties(the “Closing Date”), which shall be no later than the fifth Business Day after the satisfaction or waiver of the conditions set forth in this Agreement.

1.4Purchase Price. PURSUANT TO SCHEDULE 1.4(c) (the "Purchase Price").

2.Representations and Warranties of Seller. Each representation and warranty contained in this Section 2 is qualified by the disclosures made in the disclosure schedule attached hereto as Schedule 2 (the "Disclosure Schedule"). This Section 2 and the Disclosure Schedule shall be read together as an integrated provision. The representations and warranties of the Seller below are limited to the knowledge of the Seller except to the extent that any such representation and/or warranty relates to the organization, good standing, authority, absence of conflict or violation, required consents, labor and employment solely with respect to the Seller. Seller represents and warrants to Buyer that:

2.1Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware , with full corporate power and authority to carry on the Business as it is now and has since its organization been conducted and as proposed to be conducted, and to own, lease, operate and dispose of the Acquired Assets.  Complete and accurate copies of the charter documents and bylaws of the Seller, with all amendments thereto to the date hereof, have been furnished to Buyer or its representatives.

2.2Authorization of Agreement. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments executed or to be executed by the parties hereto in connection herewith (together with all other documents delivered or to be delivered in connection herewith or therewith, the "Transaction Documents") have been duly and validly approved by the Seller's shareholders, as applicable, and no other proceedings on the part of Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the other Transaction Documents have been (or upon execution will have been) duly executed and delivered by Seller, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "Bankruptcy Exception.")

2.3Acquired Assets.

(a)Ownership. Seller is the lawful owner of or has the right to use and transfer to Buyer each of the Acquired Assets being transferred by it pursuant hereto. The Acquired Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The delivery to Buyer will vest good and marketable title to the Acquired Assets in Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. There are no outstanding agreements, options or commitments of any nature obligating Seller to transfer any of the Acquired Assets or rights or interests therein to any party other than Buyer. Seller warrants and represents they are selling the Acquired Assets to Buyer, who is senior management with requisite knowledge and experience in the industry, and that the Purchase Price is agreed and accepted to at fair market value (“FMV”).

(b) Sufficiency of Assets. The Acquired Assets (i) constitute all of the assets and properties used by Seller in connection with the operation of the Business; and (ii) are sufficient and adequate to conduct the Business in the manner that is currently conducted.

2.4Certain Property of Seller.

(a)Proprietary Rights. Contained in Schedule 1.1(a) and owned by the Seller.

2.5No Conflict or Violation. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby do not and will not:  (i) violate or conflict with any provision of the charter documents or bylaws of Seller; (ii) violate any provision or requirement of any domestic or foreign, national, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Seller or the Business; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any Contract (as hereinafter defined); (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Seller; and (v) result in the cancellation, modification, revocation or suspension of any license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity (each a "License," and collectively, the "Licenses").

2.6Consents. All Consents (as hereinafter defined) and notices required to be obtained or given by or on behalf of Seller or the Shareholder before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any document binding upon Seller or the Shareholder are described on Section 2.7 of the Disclosure Schedule and all such Consents have been duly obtained and are in full force and effect.

2.7Litigation. There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of Seller, threatened before any Governmental Entity of any nature, brought by or against the Seller, the members, officers, directors, employees, agents of Seller, or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of Seller or the transactions contemplated by this Agreement.  None of Seller nor any of the Acquired Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity.

2.8Certain Agreements.

(a)Schedule 2.9 sets forth a true and complete list of all material contracts, agreements, instruments, licenses, commitments and other arrangements to which Seller is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written, or verbal, (i) contracts, agreements and commitments not made in the ordinary course of business, (ii) agency and brokerage agreements, (iii) service and other customer contracts, (iv) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit, (v) tax sharing agreements, real property leases or any subleases relating thereto, personal property leases, employee plans, employment and labor agreements, any material agreement relating to Proprietary Rights (including service agreements relating thereto) and insurance contracts, (vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (vii) documents granting any power of attorney with respect to the affairs of Seller, (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements, (ix) contracts or commitments limiting or restraining Seller or any of its employees or Affiliates from engaging or competing in any lines of business or with any person or entity, (x) partnership or joint venture agreements, (xi) shareholder agreements or agreements relating to the issuance of any securities of Seller or the granting of any registration rights with respect thereto, (xii) material licenses, including, without limitation, material software licenses, and (xiii) all amendments, modifications, extensions or renewals of any of the foregoing (each a "Contract," and collectively, the "Contracts.")

(b)Each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception and is in full force and effect on the date hereof. Seller has performed all obligations required to be performed by it under, and is not in material default or breach of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

(c)To the knowledge of Seller, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

(d)There are no pending or anticipated material disputes with any party to any Contract, and to the knowledge of Seller, no party to any Contract intends to or has threatened to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Agreement or otherwise.

(e)Seller has delivered to Buyer or its representatives true and complete originals or copies of all the Contracts and a copy of every default notice received by Seller, during the past three (3) years with respect to any of the Contracts.

(f)None of the Contracts provides for consent by any party thereto to, or would be breached by, or confer additional rights to any party as a result of, the transactions contemplated hereby.

(g)Following the consummation of the transaction contemplated hereby, all rights of the Seller under each Contract to be assumed by Buyer as an Acquired Asset shall inure to the Buyer free and clear of any liens or encumbrances and each Contract will be enforceable by the Buyer in accordance with such Contract's terms.

(h)No Contract has been amended or supplemented in any way except as set forth on Section 2.9 of the Disclosure Schedule and, to the knowledge of Seller, no party to any Contract has assigned any of its rights or delegated any of its duties under such Contract.

(i)Except as otherwise disclosed pursuant to Schedule 2.09, Seller does not owe more than $25,000 with respect to any Contract, except amounts owed in the ordinary course of business consistent with Seller's past practices and the terms of such Contract.

2.9Compliance with Applicable Law. The operations of Seller are, and have been, conducted in accordance with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over it and its assets, properties and operations, including, without limitation, the Real Estate Settlement Procedures Act and all other laws, regulations, orders and requirements relating to the Business.  Seller has not received any notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to Seller or any of its assets, properties or operations.

2.10Licenses.

(a)Schedule 2.11 sets forth a true and complete list of all Licenses issued or granted to Seller, and all pending applications, therefore. The Licenses constitute all Licenses required, and consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller in connection with the Business or that are necessary for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents. No jurisdiction in which Seller is not qualified or licensed as a foreign corporation has demanded or requested that it qualify or become licensed as a foreign corporation. Seller has delivered to Buyer or its representatives true and complete copies of all the Licenses together with all amendments and modifications thereto.

(b)Each License has been issued to, and duly obtained and fully paid for by Seller and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect. Seller is not in violation in any material respect of any of the Licenses. The Licenses have never been suspended, revoked or otherwise involuntarily terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof, nor has any application of Seller for any License ever been denied.

2.11No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the Financial Statements and except as incurred in the ordinary course of business since the date of the Financial Statements, Seller has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in in the following: 1) an impairment of Buyer’s interest in the acquired asset; and 2) any material claims against or obligations or liabilities of Seller that could foreseeably impair Buyer’s ownership interest in the Acquired Asset.

2.12Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement:

(a)Seller and its operations comply and have at all times complied with all applicable laws, regulations and other requirements of Governmental Entities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in compliance with all such Environmental Permits.

(b)No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in or otherwise subject to any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, disposed of or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by it at any time or any other property in violation of any Environmental Laws or that could subject it to liability under any Environmental Laws.

(c)Seller has not exposed any employee or third party to any Hazardous Materials or conditions that could subject it to any material liability under any Environmental Laws.

(d)Seller does not now own or operate, and has never owned or operated, aboveground or underground storage tanks.

(e)To the knowledge of Seller, with respect to any or all of the real properties leased at any time by Seller, there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties.

2.13Accuracy of Information. None of the representations or warranties or information provided and to be provided by Seller to Buyer in this Agreement, the Disclosure Schedule, schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading.  The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

2.14Financial Statements. If required ,within seventy-five (75) days of Closing Date, the Seller shall deliver the following financial statements (collectively the “Company Financial Statements”): (i) audited consolidated balance sheets and statements of income, changes in equity holders’ equity, and cash flow (“Seller Most Recent Balance Sheet”) as of and for the Company’s two most recent fiscal years, (the “Seller Most Recent Fiscal Year End”) for the Seller and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, changes in equity holders’ equity, and cash flow (the “Seller Most Recent Financial Statements”) as of and for the most-recent quarters prior to the Closing Date (the “Seller Most Recent Fiscal Month End”) for the Seller and its Subsidiaries. The Seller Financial Statements (including the notes thereto) shall have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods; provided, however, that the Seller Most Recent Financial Statements shall be subject to normal year-end adjustments (which will not be material individually or in the aggregate) and shall have been prepared on a condensed consolidated basis.

3.Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

3.1Organization and Corporate Authority. Buyer is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

3.2No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Buyer; or (ii) violate any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer.

3.3Accuracy of Information. None of the representations or warranties or information provided and to be provided by Buyer to Seller in this Agreement, the schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading.

3.4Consents. All Consents and notices required to be obtained or given by or on behalf of Buyer before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any document binding upon Buyer have been duly obtained and are in full force and effect.

3.5No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the balance sheet and except as incurred in the ordinary course of business, Buyer has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation.

4.Certain Understandings and Agreements of the Parties.

4.1Access. Seller shall afford to Buyer and Buyer's accountants, counsel and representatives reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of the properties, books, Contracts and records of Seller (including, without limitation, Seller's accounting records and loan files and reasonable inquiry of Seller's independent accountants) and, during such period, shall furnish promptly to Buyer all information concerning Seller, the Business, and Seller's properties, liabilities and personnel as Buyer may reasonably request.

4.2Confidentiality. For purposes hereof, Seller will keep the matters contemplated herein and all information provided by Buyer related to Buyer confidential and will not provide information about such matters to any party or use such information except to the extent necessary to affect the transactions contemplated hereby. Buyer will keep the matters contemplated herein and all information provided by Seller related to Seller and the Business confidential and will not provide information about such matters to any party or use such information except to the extent necessary to affect the transactions contemplated hereby. Buyer and Seller shall each cause their respective officers, directors, members, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. If this Agreement terminates without consummation of the Closing, Seller and Buyer shall each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby and Buyer's business plans (the "Information"), other than Information that:  (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees of the party to whom the Information was delivered without reference to the Information.  If this Agreement terminates without consummation of the Closing, Buyer, on the one hand, and Seller, on the other, shall return to the other all material containing or reflecting Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

4.3Certain Changes and Conduct of Business.

(a)From and after the date of this Agreement and until the Closing (or the earlier termination of this Agreement), Seller shall cause it to conduct its business solely in the ordinary course consistent with past practices, and except as required or permitted pursuant to the terms hereof or as otherwise specifically consented to in writing by Buyer, Seller shall not:

(i)make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices; or terminate or amend any Contract or enter into any new contract, in any case calling for payments to or by Seller in excess of $10,000 over the life of the contract or series of related contracts;

(ii)make any sale, assignment, transfer, lease, abandonment or other conveyance of any of the assets of Seller or any part thereof, except transactions required pursuant to existing Contracts or in the normal course of business set forth in Schedule 2.11 and dispositions of inventory or worn out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

(iii)subject any of the assets of Seller, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances, as may arise in the ordinary course of business consistent with past practices;

(iv)acquire any assets or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

(v)enter into any new (or amend any existing) employee benefit plan, program or arrangement or any employment, severance or consulting agreement, or grant any increase in the compensation or benefits payable or to become payable to (A) any officers or executive level employees, or (B) any employees other than officers or executive level employees, except in accordance with pre-existing contractual provisions applicable to such non-executive level employees;

(vi)make or commit to make any capital expenditure in excess of $10,000 or to invest, advance, loan, pledge or donate any monies to any customers or other persons or entities or to make any similar commitments with respect to outstanding bids or proposals;

(vii)sell, transfer, or lease any assets to, or enter into any agreement or arrangement, with any shareholder of Seller;

(viii)guarantee any indebtedness for borrowed money or any other obligation;

(ix)take any other action that would cause any of the representations and warranties made herein not to remain true and correct in all material respects;

(x)make any change in any revenue recognition or cost allocation practices or method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write down the value of any assets or write-off as uncollectible any Accounts Receivable except in the ordinary course of business consistent with past practices;

(xi)settle, release or forgive any material claim or litigation or waive any material right;

(xii)undertake any new advertising or publicity campaigns; or

(xiii)commit itself to do any of the foregoing.

(b)From and after the date hereof and until the Closing (or the earlier termination of this Agreement), except as required or permitted pursuant to the terms hereof or as otherwise specifically consented to in writing by Buyer, Seller shall cause it to:

(i)maintain, in all material respects, the assets and properties of Seller in accordance with present practices and in a condition suitable for their current use, normal wear and tear excepted;

(ii)file, when due or required after any applicable extension if available, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(iii)continue to conduct the business of Seller in the ordinary course consistent with past practices, including without limitation securing extension of insertion orders to ensure and maintain web affiliate lead flows and otherwise ensuring the continuation of all agreements included in or related to the Acquired Assets;

(iv)keep the books of account, records and files of Seller in the ordinary course and in accordance with existing practices;

(v)continue to maintain existing business relationships with suppliers and customers except to the extent that such relationships are, at the same time, judged in good faith to be non-beneficial;

(vi)maintain and comply with all Licenses;

(vii)be current in its reporting status with the Over-The-Counter Markets including the annual news service;

(viii)keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by Seller (or on behalf of it) on the date hereof; and

(ix)preserve its business organization.

4.4Spin-Off of Certain Assets of Buyer. N/A

4.5Taxes.

(a)Sales Taxes. Buyer shall pay all federal, state, and local sales, documentary, and other transfer taxes, if any, due as a result of the purchase, sale, or transfer of the assets in accordance herewith whether imposed by law on either party, and Buyer will be indemnified, pursuant to Section 5.2 in respect of any liability of or the failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

(b)Other Taxes. Seller will pay, from time to time, its portion, prorated as of the Closing Date on the basis of the number of days in the tax period up to and including the Closing Date and the total number of days in the tax period, of state and local real and personal property taxes of the Business and the Acquired Assets, on or before the date such taxes are due and payable.  Buyer shall deliver prompt written notice to Seller setting forth the obligation of Seller under this Section 4.6.

4.6Cooperation in Litigation. Each party will fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation between Buyer and/or its Affiliates or assignees, on the one hand, and Seller and/or their Affiliates or assignees, on the other hand, arising out of the transactions contemplated by this Agreement).  The party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

4.7Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

4.8Further Assurances. Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Acquired Assets or otherwise to effectuate the purposes of this Agreement.  Without limiting the generality of the foregoing, the parties hereto agree that Seller shall cooperate with Buyer in connection with the withdrawal, surrender or change of corporate names and name reservations in any states in which such withdrawal, surrender or change has not occurred prior to the date hereof.

5.Survival; Indemnification.

5.1Survival. The representations and warranties made in this Agreement or in any exhibit, schedule, or any Transaction Document or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the anniversary of the Closing Date, except those representations and warranties contained in (i) Sections 2.13 (Environmental Matters), which will survive until the fifth anniversary of the Closing Date; and (iii) Section 2.3 (Acquired Assets) which will survive indefinitely.  As to any matter which is based upon willful fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this Section 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought.  Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

5.2Indemnification by Seller. Subject to the limits set forth in this Section 5, and notwithstanding the knowledge qualifiers contained in Section 2 of this Agreement, which Seller expressly agrees shall not apply to limit liability hereunder, Seller and their respective successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("Losses") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

(a)the operations of Seller and the ownership or operation of the Excluded Assets at any time before or after the Closing;

(b)the ownership or operation of the Acquired Assets or Business before the Closing;

(c)any untruth or inaccuracy of any representation or warranty made by Seller in this Agreement or any other Transaction Document, notwithstanding the knowledge qualifiers contained in Section 2 of this Agreement, which Seller expressly agrees shall not apply to limit liability hereunder;

(d)the breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other Transaction Document;

(e)any claims against, or liabilities or obligations of, Seller not specifically assumed by Buyer pursuant to this Agreement; and

(f)employment or retention by Seller or their respective Affiliates of any persons and termination of such employment or retention.

5.3Indemnification by Buyer. Subject to the limits set forth in this Section 5, Buyer shall indemnify, defend and hold harmless Seller, and their respective members, officers, directors, employees and agents from and against any and all Losses reasonably incurred by any such indemnitee arising out of or in connection with any of the following:

(a)any untruth or inaccuracy of any representation or warranty made by Buyer in this Agreement or any other Transaction Document; and

(b)the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any Transaction Document; and

(c)any future claims arising out of or in connection with any existing distributors and/or distributions agreements from the date of execution of this agreement and forward.

5.4Indemnification Procedure.

(a)Whenever any claim shall arise for indemnification hereunder relating to a Loss (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give written notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

(b)Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim.  If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, and Indemnitor refuses to pursue or incorporate such legal positions and defenses into its legal positions and defenses after the written request of Indemnitee, the Indemnitor shall bear the sole cost, risk and expense of the Indemnitee's separate participation, including reasonable fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees).  If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses.  The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

(c)If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), or if the Indemnitor fails diligently to prosecute such defense, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor.  If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses.  The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

(d)The obligation of the Indemnitor to indemnify the Indemnitee against Claims pursuant to this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

5.5Payment. All payments owing under this Section 5 will be made promptly as indemnifiable Claims are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel in accordance with Section 5.4(b), the expenses (including reasonable attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

5.6Set-Off. In addition to any rights of set off or other rights that any of the Indemnitees may have at common law, by statute or otherwise, each Indemnitee shall have the right to set off any amount that is owed by such Indemnitee to an Indemnitor pursuant to this Agreement against any amount otherwise payable by the Indemnitor to the Indemnitee.

5.7Limitations.

(a)Threshold. Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Section 5 or to pay damages in respect of contract claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and obligors in excess of Five Thousand Dollars ($5,000) (the "Threshold").  Once the aggregate number of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this Section 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor.

(b)Cap. Notwithstanding any provision of this Agreement to the contrary, in no event shall the aggregate amount of the indemnification obligations of the Seller owing under this Article 5 to one or more Indemnitees exceed $100,000.00.

6.Conditions to Closing.

6.1Conditions to Obligations of Each Party. The obligations of Buyer, on the one hand, and Seller, on the other hand, to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition; provided, however, that such waiver will not diminish such party's right to indemnification pursuant to Section 5, unless so stated, and provided further that Seller will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this Section 6.1, if Buyer agrees in writing to be liable for, and to indemnify Seller from and against, any obligations that Seller would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this Section 6.1 have not been fulfilled.

(a)No Action or Proceeding. No preliminary or permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which materially adversely affects the assets, operations, or financial condition of Seller, is in effect; and no action or proceeding has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, the result of which could constitute a Material Adverse Change.

(b)Compliance with Law. There shall have been obtained all permits, approvals, and consents of all Governmental Entities that counsel for Buyer or for Seller may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws.

6.2Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or before or subsequent (assignments) the Closing Date, of the conditions set forth in this Section 6.2, any one or more of which may be waived by Buyer in writing in its discretion; provided however, such waiver will not waive or diminish Buyer's right to indemnification pursuant to Section 5, unless so stated:

(a)Representations and Warranties True. The representations and warranties of Seller contained in this Agreement or in any other Transaction Document delivered pursuant hereto shall be true and correct in all material respects as of the date hereof and on the Closing Date.

(b)Performance of Seller. Seller has performed in all material respects all obligations required to be performed by each of them under this Agreement on or before the Closing Date, and at the Closing Seller shall have delivered to Buyer all executed documents to such effect dated the Closing Date and signed by, respectively, managing member of Seller.

(c)Authority. All actions required to be taken by, or on the part of, Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the majority of members of Seller.

(d)Consents to Assignments of Certain Contracts. All necessary consents to the assignment of Contracts requiring consents as a condition to their assignment to Buyer (as described on Schedule 2.09) shall have been obtained in written instruments reasonably satisfactory to Buyer.

(e)Additional Closing Documents of Seller. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by the parties thereto (other than Buyer) and dated the Closing Date (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:

(i)Copies, certified by the Secretary or an Assistant Secretary of Seller of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby;

(ii)Subleases duly executed and acknowledged by Seller and the requisite lessor (and sublessor if applicable) covering the Real Property Leases to be conveyed to Buyer pursuant to this Agreement; and

(iv)Documentation reasonably acceptable to Buyer terminating any and all security interests in, and restrictions and encumbrances on, the Acquired Assets, including but not limited to a waiver and release of all liens and encumbrances of the Shareholder with respect to the Acquired Assets;

(v)Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets, or any part thereof, as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Acquired Assets to be transferred pursuant to this Agreement; and

(vi)Such other documents as Buyer may reasonably request.

(f)Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required under the Contracts, Licenses, or otherwise in connection with the execution, delivery and performance of this Agreement, absence of which could result in material liability to Buyer or a Material Adverse Change or the cancellation or adverse change in terms of, or payments under, any Contract, have been duly obtained in form reasonably satisfactory to Buyer, are in full force and effect on the Closing Date and the original executed copies have been delivered to the Buyer on or before the Closing Date.

(g)No Adverse Changes. Between the date of this Agreement and the Closing Date there shall not have occurred any Material Adverse Change or any event or circumstance that may result in a Material Adverse Change.

(h)Domain Names and Telephone Numbers. Buyer shall have received written documents duly executed by all necessary parties providing for the transfer of control and/or ownership, as applicable, of all domain names and toll-free or other phone numbers included in the Acquired Assets.

(i)No Default. Seller shall not be in default of any material obligation except as otherwise set forth on the Disclosure Schedule.

(j)Legal Matters. All Transaction Documents required to be executed or delivered by or on behalf of Seller under this Agreement, and all other actions and proceedings required to be taken by or on behalf of it in furtherance of the transactions contemplated hereby, are in form and substance reasonably satisfactory to counsel for Buyer.

(k)Other Closing Documents. Buyer has received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Seller or in furtherance of the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

6.3Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.3 any one or more of which may be waived by Seller in writing in its discretion; provided however, such waiver will not waive or diminish the right of Seller to indemnification pursuant to Section 5, unless so stated:

(a)Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement or in any Transaction Document shall be true and correct in all material respects on the date hereof and on the Closing Date, and at the Closing Buyer shall have delivered to Seller a certificate to such effect dated the Closing Date, signed by the

Chief Executive Officer or President or any Vice President and the Secretary or any Assistant Secretary of Buyer or any Managing Member of Buyer.

(b)Performance of Covenants. Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing Buyer shall have delivered to Seller a certificate to such effect dated the Closing Date signed by the Chief Executive Officer or President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

(c)Authority. All actions required to be taken by, or on the part of, Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Buyer or by the majority of members of Buyer.

(d)Purchase Price. Buyer shall have made the payment to Seller as set forth in the Purchase Price Schedule 1.4(c),

(e)Additional Closing Documents of Buyer. Buyer has executed and delivered, or is executing and delivering at the Closing the following documents, each dated the Closing Date:

(i)Copies, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions of its Board of Directors or majority of members of Buyer authorizing the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby; and

(ii)Such other closing documents as Seller may reasonably request.

(f)Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required in connection with the execution, delivery and performance of this Agreement, absence of which could result in material liability to Seller, have been duly obtained and are in full force and effect on the Closing Date; provided however, that Seller and the Shareholder will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this Section 6.3(f), if Buyer agrees in writing to be liable for, and to indemnify Seller and the Shareholder from and against, any obligations that Seller or the Shareholder would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this Section 6.3(f) have not been fulfilled.

(g)Legal Matters. All Transaction Documents required to be executed or delivered by or on behalf of Buyer under this Agreement, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions contemplated hereby, are in form and substance reasonably satisfactory to counsel for Seller.

(h)Restructure of Buyer’s Debt. Buyer shall restructure its current debt or have an executed agreement going forward, evidencing the debt restructuring plan to the satisfaction of Seller.

6.4Conditions Subsequent to Closing. Following the Closing, Buyer shall undertake to complete the following obligations for the benefit of Seller.

(a)Majority Shareholder Proxy. Buyer majority shareholder(s) shall grant Seller a majority voting proxy (hereinafter the “Majority Proxy”), sufficient to control Buyers’ normal business operations and decisions as well as control of Buyers’ Board of Directors.

(b)Resignation and Appointment of Buyer’ Officers and Directors. Following the Closing, all current officers and directors shall tender their resignations from all corporate offices of Buyer and simultaneously appoint their successors who are to be chosen by Seller in its sole discretion.

7.Defaults.

7.1Default Defined. The following will be defaults:

(a)A continued breach of this Agreement by either Party, continuing for a period of 30 days after receipt of written notice from the other party with respect thereto (unless such notice specifies a longer period).

(b)An assignment by either party for the benefit of creditors; the institution of involuntary or voluntary proceedings against or by either party by a court of competent jurisdiction in connection with insolvency laws that is not dismissed within 90 days; or the appointment of a receiver or trustee for either party, or any interest in its business, unless vacated within 90 days.

(c)Gross negligence by the Buyer of its business by the discontinuation of normal service to its customers for a period of 60 consecutive days.

(d)A determination by a court of competent jurisdiction that one party made a material misrepresentation or false statement or materially misled the other in order to procure a benefit or right from the other party.

(e)Failure by Buyer to make scheduled payments pursuant to Schedule 1.4(c)

7.2Remedies.

(a)     If the Buyer defaults, as described in Section 7.1, the Seller may at its option:

(i)Terminate any licensing agreement, effective immediately or

(ii)Declare all indebtedness of the Buyer to it immediately due and payable, and repossess all the Products in the possession of the Buyer for which the Buyer is indebted to it, or

(iii)Establish terms of cash in advance of delivery on Products thereafter delivered to the Buyer, if any.

(b)     If the Seller defaults, as described in Section 7.1, the Buyer may at its option:

(i)Terminate any licensing agreement, effective immediately, and

(ii)Exercise any and all other legal remedies available to it as per this Agreement and as stated by Law.

7.3Effect of Termination on Obligations Already Incurred. Termination of this Agreement will not affect the obligation of the Seller to make delivery on orders accepted by it prior to the effective date of the termination, subject to the terms and conditions provided in this Agreement.

7.4The Buyer’s Obligations Upon Termination. Upon termination of this Agreement, the Buyer will immediately:

(a)Return to the Seller  (at the Buyer’s sole expense) all advertising, promotional, and sales materials in the Buyers possession that were furnished by the Seller (including without limitation brochures, catalogs, price books, photographs, designs, drawings, and engineering and other data);

(b)Immediately terminate all use of the Trademarks other than in compliance with this Agreement, and

(c)At its earliest opportunity (at the Buyer’s sole expense) remove the Trademarks from the Buyer’s vehicles and any of the Buyer’s products, letterhead, business cards, or other promotional materials of any kind.

(d)Pay in full any and all Payments due to Seller.

8.Miscellaneous.

8.1Termination Prior to Closing. On or before Closing Date, this Agreement and the transactions contemplated hereby may be terminated (a) by Buyer, if (i) Seller fails to comply in any material respect with any of its or their covenants or agreements contained herein, or (ii) any of the representations and warranties of Seller is breached or is inaccurate in any material way; or (b) by Seller or Buyer if a Governmental Entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (c) by Seller if Buyer fails to comply in any material respect with any of its covenants or agreements contained herein.  Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement. (**unneeded clause- )

In the event of termination of this Agreement pursuant to Section 7 and Section 8.1, written notice shall be given forthwith by the terminating party to the other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by the Seller or Buyer. If this Agreement is terminated as provided herein, no party to this Agreement will have any liability or further obligation to any other party to this Agreement except as provided in 4.2 (Confidentiality), 5 (Survival, Indemnification), 8.12 (Expenses), 8.13 (Arbitration), 8.14 (Submission to Jurisdiction) and 8.15 (Attorney's Fees), and except that termination of this Agreement will not affect any liability of any party for any breach of this Agreement prior to termination, or any breach at any time of the provisions hereof surviving termination.

8.2Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 8.2:

If to Buyer:Advanced Voice Recognition Systems, Inc.

                                                         7659 E. Wood Drive

Scottsdale, AZ 85260

If to Seller:Rivulet Media, Inc

                                                         1206 East Warner Road, Suite 101-1

               Gilbert Arizona 85296

8.3Assignability and Parties in Interest. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto, except through operation of law and that Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliate or Affiliates of Buyer or any successor to all or substantially all of the business or assets of Buyer.  This Agreement shall inure to the benefit of and be binding upon Buyer, Seller and the Shareholder and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

8.4Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona without regard to its choice-of-law principles.

8.5Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

8.6Publicity. Prior to the Closing Date, no party may, nor may it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party prior to the issuance of any such press release or announcement.

8.7Complete Agreement. This Agreement, the exhibits and schedules hereto, the Transaction Documents, the License Agreement and the Correspondent Lender Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

8.8Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

8.9Headings; References. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Sections, Schedules and Exhibits refer to the referenced Sections, Schedules or Exhibits hereof unless otherwise specified.

8.10Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

8.11Due Diligence Investigation. All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

8.12Expenses of Transactions. All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs, and expenses incurred by Seller and the Shareholder in connection with the transactions contemplated by this Agreement shall be borne respectively by Seller and the Shareholder jointly and severally.

8.13Arbitration.

(a)Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by American Arbitration association in accordance with its Comprehensive Arbitration Rules and Procedures as then in effect (the "Rules"), except to the extent such Rules vary from the following provisions. The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Maricopa County, Arizona unless the parties otherwise agree to another location.

(b)If a party hereto determines to submit a dispute for arbitration pursuant to this Section 8.13, such party shall furnish the party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "Arbitration Notice") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute.  A copy of the Arbitration Notice shall be concurrently provided to American Arbitration Association, along with a copy of this Agreement and a request to appoint the Arbitrator.

(c)Once an Arbitrator is assigned to hear the matter, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

(d)At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one demand for production of documents and one set of twenty (20) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of three (3) witnesses.  All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The response to the document demand, the documents to be produced, and the responses to the interrogatories shall be exchanged thirty (30) days later. Each deposition must be concluded within eight (8) hours and all depositions must be taken within thirty (30) days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

(e)The parties must file briefs with the Arbitrator at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings.  The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing and must pay for the cost incurred.

(f)Each party may be joined as an additional party to an arbitration involving other parties. If more than one arbitration is begun and any party contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

(g)The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the deposition of any claim.

(h)To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

8.14Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the State and Federal courts located in the County of Maricopa, State of Arizona. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Maricopa, State of Arizona shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding.  Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 7.2.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

8.15Attorneys' Fees. If Buyer brings any action, suit counterclaim, cross claim, appeal, arbitration, or mediation for any relief against Seller or the Shareholder, or if Seller or the Shareholder brings any action, suit, counterclaim, cross claim, appeal, arbitration, or mediation for any relief against Buyer, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision.  Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following:  (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third-party examinations; (4) discovery; and (5) bankruptcy litigation.

For purposes of this paragraph, "prevailing party" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

8.16Enforcement of the Agreement. Seller and Buyer acknowledge that irreparable damage would occur if any of the obligations of Seller under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by Seller to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

8.17Survival. The representations and warranties made in this Agreement or in any exhibit, schedule, or any licensing agreement contemplated hereby, specifically  Section 1.1(a) (Acquired Assets), will survive indefinitely. As to any matter which is based upon willful fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this Section 8 with respect to any representation or warranty, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought.  Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement as of the date first above written.

"Seller"

Rivulet Media, Inc.

By:/s/ Michael Witherill

Name:Michael Witherill,

Title:President, Director

“Buyer”

Advanced Voice Recognition Systems, Inc.

By:/s/Walter Geldenhuys

Name:Walter Geldenhuys

Title:President and Chief Executive Officer

SCHEDULE 1.1(a)

ACQUIRED ASSETS

(Films in Caps)

Nutcracker Productions, LLC

NUTCRACKERS

Good News Productions, LLC

TAURUS

PBP Productions, LLC

PLEASE BABY PLEASE

Mistress Movie, LLC

THE MISTRESS

LAC2 Productions, LLC

LAW ABIDING CITIZEN

Acolyte Productions, LLC

ACOLYTE

Storyland Productions, LLC

Da Vinci Productions, LLC

DA VINCI’S MOTHER

Garden Production, LLC

THE GARDEN

Maughan Music, Inc.

Rivulet Media Ventures, LLC

Rivulet Media (name)

Rivulet Films (name)

SCHEDULE 1.4(c)

PURCHASE PRICE

The purchase price (hereinafter (“Purchase Price”) will be as follows:

Nutcracker Productions, LLC

NUTCRACKERS:

Cash $5,440,281

Stock 54,500,000

Good News Productions, LLC

TAURUS:

Cash $288,990

Stock 2,892,000

PBP Productions, LLC

PLEASE BABY PLEASE

Cash $140,966

Stock 1,409,370

Mistress Movie, LLC

THE MISTRESS:

Cash $87,600

Stock 870,445

LAC2 Productions, LLC

Cash $1,497,260

Stock 15,000,000

Acolyte Productions, LLC

ACOLYTE

Cash $1,497,260

Stock 15,000,000

Storyland Productions, LLC

Cash $50,345

Stock 500,000

Da Vinci Productions, LLC

DA VINCI’S MOTHER

Garden Production, LLC

THE GARDEN

Maughan Music, Inc.

Cash $50,345

Stock 500,000

Rivulet Media Ventures, LLC

Cash $997,838

Stock 10,000,000

Rivulet Media (NAME):

Cash $10,069

Stock 100,000

Rivulet Films (NAME):

Cash $10,069

Stock 100,000

Total shares 100,872,000 @ .90

90,784,800

Total cash $10,069,000

SCHEDULE 2

DISCLOSURE SCHEDULE

NOT APPLICABLE.

SCHEDULE 2.4(a)

REAL PROPERTY

NOT APPLICABLE.

SCHEDULE 2.4(b)

PERSONAL PROPERTY

NOT APPLICABLE.

SCHEDULE 2.4(c)

PROPRIETARY RIGHTS

NOT APPLICABLE.

SCHEDULE 2.09

CONTRACTS

SCHEDULE 2.04

LICENSES